Exhibit 1.1

Highwoods Properties, Inc.
Common Stock
($0.01 par value)
EQUITY DISTRIBUTION AGREEMENT

    February 11, 2026
[•]
[•]
[•]
[•]

Ladies and Gentlemen:
Highwoods Properties, Inc., a Maryland corporation (the “Company”), and Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), propose, subject to the terms and conditions stated herein, to issue and sell from time to time to or through [•] (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and [•] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Securities (as defined below) hereunder, “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities (as defined below) hereunder, the “Forward Seller”), shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate gross sales price of up to $300,000,000 (the “Maximum Amount”) on the terms set forth in Section 5 of this Equity Distribution Agreement (this “Agreement”).
The Company and the Operating Partnership have also entered into separate equity distribution agreements (the “Separate Equity Distribution Agreements”), dated of even date herewith, with each of [•], [•], [•], [•], [•], [•] and [•] (and, as applicable, their respective affiliates or agents) (collectively, in the capacity as agent and/or principal, forward seller, forward purchaser, warrant hedge seller and warrant purchaser thereunder, as applicable, the “Separate Agents”), for the issuance (in the case of the Issuance Securities) or borrowing (in the case of Forward Hedge Securities and Warrant Hedge Securities (as defined below)) and sale from time to time of shares of Common Stock through the applicable Separate Agents on the terms set forth in the applicable Separate Equity Distribution Agreements. The Company and the Operating Partnership may also in the future enter into additional equity distribution agreements (if any, together with the Separate Equity Distribution Agreements, the “Alternative Equity Distribution Agreements”) with one or more additional agents and/or principals, forward sellers and forward purchasers (if any, together with the Separate Agents, the “Alternative Agents”). The aggregate gross sales price of the Securities that may be sold pursuant to this Agreement and the Alternative Equity Distribution Agreements shall not exceed the Maximum Amount.
As used in this Agreement, the following terms have the respective meanings set forth below:
“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Securities that the Forward Seller has sold during such Forward Hedge Selling Period.
“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.
“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Issuance Securities or Forward Hedge Securities, as applicable, sold during such period.

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.
“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.
“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.
“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Securities.
“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related Supplemental Confirmation (as defined in the Master Forward Confirmation, a “Supplemental Confirmation”) for such Forward.
“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target Aggregate Sales Price of the Forward Hedge Securities to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.
“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the Volume-Weighted Hedge Price.
“Forward Hedge Securities” means all Common Stock borrowed by the Forward Purchaser (or its affiliate) and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Securities” as used herein shall include the definition of the same under the Alternative Equity Distribution Agreements.
“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.
“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and the Forward Seller and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), not to exceed 1.5%.
“Forward Hedge Selling Period” means, subject to Section 2(c) hereof, the period of one (1) to twenty (20) consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Securities in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (ii) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller or the Forward Purchaser becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any

Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 13 hereof and as set forth in Sections 2(b) and 4 hereof.
“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.
“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.
“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires the Agent to use commercially reasonable efforts to sell the Issuance Securities as specified in such Placement Notice, subject to the terms and conditions of this Agreement.
“Issuance Amount” means the maximum Aggregate Sales Price of the Issuance Securities to be sold by the Agent with respect to any Issuance as specified in the Placement Notice for such Issuance.
“Issuance Securities” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Securities” as used herein, shall include the definition of the same under the Alternative Equity Distribution Agreements.
“Issuance Selling Period” means the period of one (1) to twenty (20) consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.
“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and among the Company, the Operating Partnership and the Forward Purchaser, including all provisions incorporated by reference therein.
“Master Warrant Confirmation” has the meaning set forth in the Separate Equity Distribution Agreement by and between the Company and [•].
“Maximum Number of Shares” with respect to any Warrant Contract has the meaning set forth in the Separate Equity Distribution Agreement by and among the Company, the Operating Partnership and [•].
“NYSE” means the New York Stock Exchange.
“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Security or Issuance Security, as the case may be, sold by the Forward Seller or the Agent on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Equity Distribution Agreements.
“Securities” means Issuance Securities and Forward Hedge Securities, as applicable. Where the context requires, the term “Securities” as used herein shall include the definition of the same under the Alternative Equity Distribution Agreements.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period. Where the context requires, the term “Selling Period” as used herein shall include the definition of the same under the Alternative Equity Distribution Agreements.
“Settlement Date” means, unless the Company and the applicable parties shall otherwise agree, any Forward Hedge Settlement Date (as defined below) or any Issuance Settlement Date (as defined below), as applicable.
“Trading Day” means any day which is a trading day on the NYSE.
“Unwind Date” shall have the meaning set forth in the Master Forward Confirmation.
“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Securities hereunder pursuant to Sections 3(b) and 5(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Securities sold by the Forward Seller on such Trading Day.
“Warrant” has the meaning set forth in the Separate Equity Distribution Agreement by and among the Company, the Operating Partnership and [•].
“Warrant Contract” means, for each Warrant, the contract evidencing such Warrant between the Company and the Warrant Purchaser, which shall be comprised of the Master Warrant Confirmation and the related Supplemental Confirmation (as defined in the Master Warrant Confirmation, “Warrant Supplemental Confirmation”) for such Warrant.
“Warrant Hedge Securities” has the meaning set forth in the Separate Equity Distribution Agreement by and among the Company, the Operating Partnership and [•].
“Warrant Hedge Selling Period” has the meaning set forth in the Separate Equity Distribution Agreement by and among the Company, the Operating Partnership and [•].
“Warrant Hedge Seller” has the meaning set forth in the Separate Equity Distribution Agreement by and among the Company, the Operating Partnership and [•].
“Warrant Purchaser” has the meaning set forth in the Separate Equity Distribution Agreement by and among the Company, the Operating Partnership and [•].
The Agent has been appointed by the Company as its agent to sell the Issuance Securities and agrees to use commercially reasonable efforts to sell the Issuance Securities offered by the Company upon the terms and subject to the conditions contained herein. The Forward Seller agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Securities to be borrowed by the Forward Purchaser (or its affiliate) upon the terms and subject to the conditions contained herein. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forwards are not applicable hereunder and no sales of Forward Hedge Securities shall take place pursuant to this Agreement.
Section 1.Representations and Warranties. Each of the Company and the Operating Partnership jointly and severally represents and warrants to the Agent, the Forward Seller and the Forward Purchaser that as of the date of this Agreement, as of each date on which Issuance Securities are delivered to the Agent pursuant to any Principal Transaction (as defined below), as of each Representation Date (as defined in Section 6 below) on which a certificate is required to be delivered pursuant to Section 9(e) of this Agreement, as of each Applicable Time, as of the date each Placement Notice is effective and as of each Settlement Date (as defined in Section 5 below):

(a)Compliance with Registration Requirements. The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File Nos. 333-293352 and 333-293352-01), in respect of securities of the Company and the Operating Partnership, including the Common Stock (including the Securities) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or Operating Partnership, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company or the Operating Partnership (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Securities prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; provided, however, that no representation or warranty included in any exhibit to any such incorporated document, other than the representations and warranties contained herein, is deemed to be made to you; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
No order preventing or suspending the use of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each deemed effective date with respect to the Agent and the Forward Seller pursuant to Rule 430B(f)(2), the Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements under the 1933 Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and any Issuer Free Writing Prospectus (when considered together with the Prospectus), and any amendment or supplement thereto, as of each Applicable Time and at each Settlement Date, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this Section 1(a) shall not apply to any statements in or omissions from the Registration Statement, the Basic Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Agent or the Forward Seller, as applicable, expressly for use therein. For all purposes of this Agreement (including, without limitation, the provisions of this Section 1(a) and of Section 10 of this Agreement), the Company, the Operating Partnership and the Agent or the Forward Seller, as applicable, agree that the only information furnished to the Company or the Operating Partnership by the Agent or the Forward Seller, as applicable, expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing is the name of the Agent (the “Counterparty Information”). In the event that, at a later date, the parties hereto agree in writing that any additional information shall constitute Counterparty Information, such information shall automatically be incorporated into Section 1(a) of this Agreement as Counterparty Information.
(b)Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act Regulations, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations; and (B) at the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.
(c)Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
(d)Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, equity, capital and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.
(e)Real Estate Investment Trust. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), and the Company’s present and proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code.
(f)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their subsidiaries considered as one enterprise, and (C) except for quarterly dividends on the Common Stock or the Company’s preferred stock or the Operating Partnership’s units or any special dividends on the Common Stock and the Operating Partnership’s units that are the subject of a press release (whether in cash, Common Stock or a combination of both), there has been no dividend or distribution of any kind declared, paid or made by the Company, the Operating Partnership on any class of capital stock or partnership interests.
(g)Good Standing of the Company and the Operating Partnership. Each of the Company and the Operating Partnership has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Master Forward Confirmation and any Supplemental Confirmation thereunder, as applicable. Each of the Company and the Operating Partnership is duly qualified as a foreign corporation or limited partnership, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
(h)Good Standing of Subsidiaries. Each subsidiary of the Company and the Operating Partnership has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate, limited partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, except in any case in which the failure to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity that would be deemed a Significant Subsidiary (as such term is defined in Rule 405 under the 1933 Act) other than the Operating Partnership and the subsidiaries identified as “Significant Subsidiaries,” if any, on Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than those Significant Subsidiaries, if any, formed since the last day of the most recently completed fiscal year.
(i)Ownership of the Operating Partnership and Subsidiaries. All of the issued and outstanding capital stock (or similar equity interests) of each subsidiary of the Company and the Operating Partnership has been duly authorized and validly issued, is fully paid and nonassessable and such capital stock (or similar equity interests) owned by the Company is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (“Liens”), except as disclosed in the Registration Statement and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership (in each case, except for subsequent issuances, if any, pursuant to (i) this Agreement, (ii) reservations, agreements, employee benefit plans, dividend reinvestment plans or stock purchase plans referred to in the Prospectus, (iii) the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Prospectus or (iv) unregistered issuances not required to be disclosed pursuant to the 1934 Act, the 1933 Act or any regulation promulgated thereunder). The Company is the sole general partner of the Operating Partnership. The Units owned by the Company are owned directly by the Company, free and clear of all Liens, except as disclosed in the Registration Statement and the Prospectus. The common Units to be issued by the Operating Partnership in connection with the contribution of the net proceeds from the sale of the Securities to the Operating Partnership (the “New Common Units”) have been duly authorized, and, when issued and delivered by the Operating Partnership, the New Common Units will be validly issued and fully paid. The New Common Units will be exempt from registration or qualification under the 1933 Act and applicable state securities laws. None of the New Common Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity.
(j)Capitalization. The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company and the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to (i) this Agreement or the Alternative Equity Distribution Agreements, the Master Forward Confirmation and, any Supplemental Confirmation thereunder the Master Forward Confirmation, the Master Warrant Confirmation and any Warrant Supplemental Confirmation thereunder the Master Warrant Confirmation, as applicable, (ii) reservations, agreements, employee benefit plans, dividend reinvestment plans or stock purchase plans referred to in the Prospectus, (iii) the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Prospectus or (iv) unregistered issuances not required to be disclosed pursuant to the 1934 Act, the 1933 Act or any regulation promulgated thereunder). The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is listed on the NYSE and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the

NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
(k)Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. The Master Forward Confirmation has been duly authorized, executed and delivered by the Company and the Operating Partnership and, assuming the authorization, execution and delivery thereof by the Forward Purchaser, constitutes a valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights and remedies generally or general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Each Supplemental Confirmation (if any) will have been, as of its date, duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Forward Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights and remedies generally or general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.
(l)Authorization and Description of Securities. The Securities and the shares of Common Stock to be issued in connection with any Forward Contract have been duly authorized for issuance and sale pursuant to this Agreement and, in the case of any Forward, the Forward Contract, as applicable, and, when issued and delivered by the Company pursuant to this Agreement, and, in the case of any Forward, the related Forward Contract, against payment of the consideration set forth herein or therein (which may include net share settlement), will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Common Stock will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities and the shares of Common Stock to be issued in connection with any Forward Contract is not or will not be, as applicable, subject to the preemptive or other similar rights of any securityholder of the Company.
(m)Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.
(n)Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Operating Partnership, nor any of their subsidiaries is in violation of its partnership agreement, charter, bylaws, or limited liability company agreement or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the execution, delivery and performance by the Company and the Operating Partnership of each of the Master Forward Confirmation and any Supplemental Confirmation, and the consummation of the transactions contemplated by this Agreement, the Master Forward Confirmation and any Supplemental Confirmation and the Prospectus (including the Company’s issuance and sale of the Securities from time to time pursuant to this Agreement or the Alternative Equity Distribution Agreements and the shares of Common Stock to be issued in connection with any Forward Contract or any Warrant Contract, as applicable) (i) have been or will be duly authorized by all necessary partnership or corporate action, as applicable, and will not result in any violation of the provisions of the partnership agreement, charter, bylaws or limited liability company agreement of the Company, the Operating Partnership or any of their subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except in the case of this clause (ii)for such conflicts, breaches, Defaults or Debt Repayment Triggering Events, or liens, charges or encumbrances that would not result in a Material Adverse Effect, and (iii) will not result in any violation of any law, statute, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or any subsidiary, except in the case of this clause (iii)for such violations that would not result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, or any of their subsidiaries.
(o)No Material Actions or Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and the Operating Partnership’s knowledge, threatened (i) against the Company, the Operating Partnership, or any of their subsidiaries that, if determined adversely to the Company, the Operating Partnership, or such subsidiary, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement, the Master Forward Confirmation, or any Supplemental Confirmation under the Master Forward Confirmation, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.
(p)Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(q)Intellectual Property Rights. Except as disclosed in the Registration Statement and the Prospectus, the Company, the Operating Partnership and their subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, domain names, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, other than those the failure to own or possess would not have a Material Adverse Effect. Neither the Company, the Operating Partnership, nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.
(r)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution and delivery by the Company and the Operating Partnership of this Agreement, the execution and delivery by the Company of the Master Forward Confirmation, as supplemented by each Supplemental Confirmation, or the performance by the Company or the Operating Partnership of their respective obligations under this Agreement and the Master Forward Confirmation, as supplemented by each Supplemental Confirmation, as applicable, in connection with the offering, issuance or sale of the Securities under this Agreement or the shares of Common Stock to be issued in connection with any Forward Contract under the Master Forward Confirmation, as supplemented by each Supplemental Confirmation, or the consummation of the transactions contemplated by this Agreement, the Master Forward Confirmation, as supplemented by each Supplemental Confirmation, and by the Registration Statement and the Prospectus,(including the Company’s issuance and sale of the Securities from time to time pursuant to this Agreement or the Alternative Equity Distribution Agreements and the shares of

Common Stock to be issued in connection with any Forward Contract or any Warrant Contract, as applicable), except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) such as have been obtained or as may be required under the laws and regulations of jurisdictions outside of the United States in which the Securities and the shares of Common Stock to be issued in connection with any Forward Contract and any Warrant Contract are offered, (iii) such as have been, or will be, obtained, as of each Settlement Date in connection with the approval of the listing of the Securities and the shares of Common Stock to be issued in connection with any Forward Contract and any Warrant Contract, on the NYSE, or (iv) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(s)Absence of Manipulation. Neither the Company, the Operating Partnership nor any of their affiliates have taken, nor will the Company, the Operating Partnership or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.
(t)All Necessary Permits, etc. The Company, the Operating Partnership and each of their subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses (“Permits”), except for those for which the failure to obtain would not result in a Material Adverse Effect. None of the Company, the Operating Partnership, nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, or renewal of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(u)Title to Properties. Except as disclosed in the Registration Statement and the Prospectus, each of the Company, the Operating Partnership and their subsidiaries has good and marketable fee simple title to or valid and enforceable leasehold title in all the properties and assets that are reflected as owned in the financial statements referred to in Section 1(d) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for such security interests, mortgages, liens, encumbrances, equities, claims and other defects that would not have a Material Adverse Effect.
(v)Mortgages, Deeds of Trust and Ground Leases. Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement and the Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any of their subsidiaries, nor does the Company, the Operating Partnership nor any of their subsidiaries hold a participating interest therein, (ii) are not cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of their subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of their subsidiaries. Except as disclosed in the Registration Statement and the Prospectus or would not cause a Material Adverse Effect, all ground leases affecting any of the properties, development projects or development land owned by the Company, the Operating Partnership or any of their subsidiaries are in full force and effect, and none of the Company, the Operating Partnership or any of their subsidiaries has notice of any material claim of any sort that has been asserted by a ground lessor under a ground lease threatening the rights of the Company, the Operating Partnership or any their subsidiaries to the continued possession of the leased premises under any such ground lease.
(w)Tax Law Compliance. Each of the Company and the Operating Partnership has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect.
(x)Not an Investment Company. None of the Company, the Operating Partnership, or any of their subsidiaries is or, after giving effect to the offering and sale of the Securities or the shares of Common Stock to be issued in connection with any Forward Contract and any Warrant Contract and the application of the proceeds thereof as described in the Prospectus and the consummation of the transactions contemplated by the Master Forward Confirmation and each Supplemental Confirmation under the Master Forward Confirmation and the Master Warrant Confirmation and each Warrant Supplemental Confirmation under the Master Warrant Confirmation, will be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
(y)Insurance. Each of the Company, the Operating Partnership, and their subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. Neither the Company nor the Operating Partnership has any reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
(z)Title Insurance. Each of the Company, the Operating Partnership, and their subsidiaries has title insurance or binding commitments for title insurance on all material properties and assets owned by them, except where the failure to maintain such title insurance would not reasonably be expected to have a Material Adverse Effect.
(aa)No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company with the Securities and the shares of Common Stock to be issued in connection with any Forward Contract or any Warrant Contract registered pursuant to the Registration Statement other than as disclosed in the Registration Statement and the Prospectus.
(bb)    Compliance with Sarbanes-Oxley. Except as disclosed in the Registration Statement and the Prospectus, there is and has been no failure on the part of the Company, the Operating Partnership, or their subsidiaries or their respective officers and directors to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder.
(cc)    Accounting System. Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries maintain a system of internal accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(dd)    Disclosure Controls and Procedures. Each of the Company and the Operating Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Company and the Operating Partnership in the reports that they file or submit under the 1934 Act is made known to the chief executive officer and chief financial officer of the Company by others within the Company, the Operating Partnership, or any of their subsidiaries. The auditors of the Company and the Operating Partnership and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of the Company and the Operating Partnership to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company and the Operating Partnership. Except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(ee)    Compliance with Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company, the Operating Partnership, nor any of their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws, regulations, judgments or orders relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any Permits required for the ownership or operation of the business of the Company, the Operating Partnership, or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Operating Partnership, or any of their subsidiaries received any written communication from a governmental authority that alleges that the Company, the Operating Partnership, or any of their subsidiaries is in violation of any Environmental Law or Permit; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Operating Partnership has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, injunctive relief, property damages, personal injuries, attorneys’ fees or fines or penalties arising out of, based on or resulting from a violation of Environmental Laws or a Permit issued thereunder, or the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, the Operating Partnership, or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the knowledge of the Company and the Operating Partnership, threatened against the Company, the Operating Partnership, or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership, or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the knowledge of the Company and the Operating Partnership, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law or Permit issued thereunder, or form the basis of a potential Environmental Claim against the Company, the Operating Partnership, or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership, or any of their subsidiaries has retained or assumed either contractually or by operation of law.
(ff)    ERISA Compliance. (i) The Company, the Operating Partnership and each of their subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, the Operating Partnership or any of their subsidiaries or ERISA Affiliates would have any liability; (iii) the Company, the Operating Partnership and each of their subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” for which the

Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, each case, as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company, the Operating Partnership or any of their subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Operating Partnership, the Company or such subsidiary is a member.
(gg)    Compliance with Labor Laws. No labor dispute with the employees of the Company, the Operating Partnership or any of their subsidiaries exists or, to the knowledge of the Company and the Operating Partnership, is imminent, which in either case would result in a Material Adverse Effect.
(hh)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company, the Operating Partnership, or any affiliate of the Company or the Operating Partnership, on the one hand, and any director, officer, member, stockholder, partner, customer, or supplier of the Company, the Operating Partnership, or any affiliate of the Company or the Operating Partnership, on the other hand, which is required to be disclosed in the Registration Statement and the Prospectus which is not so disclosed.
(ii)    Unlawful Payments. Neither the Company, the Operating Partnership, nor any of their subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s or the Operating Partnership’s knowledge, any agent or representative of the Company, the Operating Partnership or of any of their subsidiaries or affiliates, is aware of or has taken or will take any action directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, or any other applicable law or regulation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws, including without limitation any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Operating Partnership and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(jj)    Anti-Money Laundering Laws. The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Operating Partnership and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(kk)    OFAC, etc.
(i)    Neither the Company, the Operating Partnership nor any of their subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the government of the United States (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine or any other “Covered Region” of Ukraine as defined in and identified pursuant to Executive Order 14065 of the United States, and Syria).
(ii)    The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as sales agent or principal, advisor, investor or otherwise).
(iii)    Each of the Company and the Operating Partnership represents and covenants that since April 24, 2019, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(ll)    No Commissions. Neither the Company, the Operating Partnership nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement and the Alternative Equity Distribution Agreements) that would give rise to a valid claim against the Company, the Operating Partnership or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or the shares of Common Stock to be issued in connection with any Forward Contract or any Warrant Contract.
(mm)    Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
(nn)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate in all material respects, and, to the extent necessary, the Company has obtained the written consent to the use of such data from such sources.
(oo)    IT Systems and Data. With such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there has been no security breach or other compromise of or relating to any of the Company’s, the Operating Partnership’s or their subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective tenants, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company, the Operating Partnership and their subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data.
(pp)    Outbound Investment Rules. None of the Company, the Operating Partnership or their subsidiaries is a “covered foreign person” as that term is used in the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation (which, as of the date of this Agreement, are codified at 31 C.F.R. § 850.101 et seq.) (the “Outbound Investment Rules”). None of the Company, the Operating Partnership or their subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. person or (iii) any other activity that would cause the Agent, the Forward Seller or the Forward Purchaser to be in violation of the Outbound Investment Rules or cause the Agent, the Forward Seller or the Forward Purchaser to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
(qq)    Deemed Representation. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agent, the Forward Seller and the Forward Purchaser or their counsel shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to the Agent, the Forward Seller and the Forward Purchaser, as the case may be, as to the matters covered thereby as of the date or dates indicated in such certificate.
Section 2.Placements.
(a)Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which (i) the conditions set forth in Section 9 hereof have been satisfied and (ii) with respect to any Forward, no event described in clause (i) or clause (ii) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may issue (in the case of an Issuance) and sell or cause to be sold the Securities hereunder (each, a “Placement”), by delivery of an email notice (or other method mutually agreed to in writing by the parties) to the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Securities to be sold (the “Placement Securities”), the Issuance Amount, the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one (1) day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Annex I.
(b)If the Agent or the Forward Seller and the Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Agent or the Forward Seller and the Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Agent or the Forward Seller and the Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to the Company and the Agent or the Forward Seller and the Forward Purchaser, as applicable, setting forth an acceptance of terms in the Placement Notice or such amended or other terms that the Agent or the Forward Seller and the Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent or the Forward Seller and the Forward Purchaser, as applicable, until the Company delivers to the Agent or the Forward Seller and the Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to the Company and the Agent or the Forward Seller and the Forward Purchaser, as applicable. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s or the Forward Seller’s and the Forward Purchaser’s, as applicable, acceptance of the terms of the Placement

Notice or upon receipt by the Agent or the Forward Seller and the Forward Purchaser, as applicable, of the Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice and such Placement Notice (as amended by the corresponding Acceptance, if applicable) has been accepted in accordance with the requirements set forth above, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) any party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The termination of the effectiveness of a Placement Notice as set forth in the prior sentence shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to such termination or any Securities sold under any Alternative Equity Distribution Agreement (including, in the case of any Forward Hedge Securities or Warrant Hedge Securities, the obligation to enter into the resulting Forward Contract or Warrant Contract). It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. It is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (i) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
(c)No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period; no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Equity Distribution Agreement unless the Securities to be sold under all such previously delivered Placement Notices have all been sold or all such previously delivered Placement Notices are no longer effective; no Placement Notice may be delivered hereunder or under any Alternative Equity Distribution Agreement if any Selling Period specified therein may overlap in whole or in part with any Unwind Date under any Forward Contract or Warrant Contract, as applicable, entered into between the Company and the Forward Purchaser or any Alternative Agent; and no Placement Notice specifying that it relates to a “Forward” may be delivered if either (i) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period or the related Warrant Hedge Selling Period, as applicable, to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period or such Warrant Hedge Selling Period, as applicable, or (ii) such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder and a “Forward” or a “Warrant” under any Alternative Equity Distribution Agreements, would result in the sum of the number of shares of Common Stock issued under all Forward Contracts (whether with a Forward Purchaser or any Alternative Agent) and under all Warrant Contracts with the Warrant Purchaser that have settled, plus the Capped Numbers under all Forward Contracts then outstanding or to be entered into between the Company and the Forward Purchaser and any Forward Contracts then outstanding between the Company and any Alternative Agent, plus the Maximum Number of Shares under all Warrant Contracts then outstanding or to be entered into between the Company and the Warrant Purchaser, exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d)Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by an Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email to the Company and the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward), which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties.
Section 3.Sale of Securities.
(a)Subject to the provisions of Sections 2(b) and 5(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance,” the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation by email to the Company no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Issuance Securities hereunder setting forth the number of Issuance Securities sold on such day, the corresponding Aggregate Sales Price, the compensation payable by the Company to the Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the amounts set forth in Section 5(b) used to determine the amount of the Net Proceeds from the Gross Proceeds (as defined in Section 5(b)) that the Agent receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as agent, in connection with the sale of the Issuance Securities shall be a rate mutually agreed to between the Company and the Agent and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), not to exceed 1.5% of the gross sales price of the Issuance Securities sold pursuant to this Agreement. From time to time, the Company may also offer to sell shares of Common Stock directly to an Agent, as principal (each such transaction, a “Principal Transaction”), in which event such parties shall enter into a separate agreement. The amount of any commission, discount or other compensation to be paid by the Company to the Agent in a Principal Transaction shall be as separately agreed among the parties hereto at the time of any such sales.
(b)Subject to the provisions of Sections 2(b), 5(d) and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward,” the Forward Purchaser (or its affiliate) will use commercially reasonable efforts to borrow, offer and sell Forward Hedge Securities through the Forward Seller to hedge the Forward, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Securities at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by email to the Company and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Securities hereunder setting forth the number of Forward Hedge Securities sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Securities, the corresponding Aggregate Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof.
(c)No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 4 or the Forward Contract or this Agreement is terminated pursuant to Section 13 hereof), the Forward Purchaser shall execute and deliver to the Company, and the Company shall promptly execute and return to the Forward Purchaser, a Supplemental Confirmation in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such

Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward, which number of days or months shall in no event be less than three (3) months nor more than two (2) years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Threshold Number of Shares” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).
(d)Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Securities (and the Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Securities) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.
(e)The Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the 1933 Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions, which may include block trades.
Section 4.Suspension of Sales. The Company, the Agent, the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence), suspend any sale of Securities, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the receipt of such notice or any Securities sold under any Alternative Equity Distribution Agreement (including, in the case of any Forward Hedge Securities or Warrant Hedge Securities, the obligation to enter into the resulting Forward Contract or Warrant Contracts); provided, further, that the failure by the Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Securities hereunder.
Section 5.Sale and Delivery; Settlement.
(a)Sale of Issuance Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance the Agent will be successful in selling Issuance Securities, (ii) the Agent will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Issuance Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities as required under this Section 5 and (iii) the Agent shall be under no obligation to purchase Issuance Securities on a principal basis pursuant to this Agreement.
(b)Settlement of Issuance Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Securities will occur on the first (1st) Trading Day following the date on which such sales are made (each, an “Issuance Settlement Date”). The amount of proceeds to be delivered to the Company on an Issuance Settlement Date against receipt of the Issuance Securities sold will be equal to (i) the aggregate gross sales price received by the Agent at which such Issuance Securities were sold (the “Gross Proceeds”), after deduction for (A) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (B) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8(a) hereof and (C) any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (ii) the Gross Proceeds. In the event that the Agent delivers the Gross Proceeds to the Company at an Issuance Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.
(c)Delivery of Issuance Securities. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Securities being sold by crediting the Agent’s or its designee’s account (provided that the Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Securities on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Sections 10(a) and 10(d) hereto, it will (i) hold the Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
(d)Sale of Forward Hedge Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (i) or (ii) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use its commercially reasonable efforts to borrow a number of Forward Hedge Securities sufficient to have an Aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward

Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser (or its affiliate) will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Securities, (ii) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person or entity if it does not sell Forward Hedge Securities borrowed by the Forward Purchaser (or its affiliate) for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities as required under this Section 5 and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person or entity if it does not borrow Forward Hedge Securities for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Securities as required under this Section 5. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.
(e)Delivery of Forward Hedge Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Securities will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Securities being sold by crediting the Forward Seller or its designee’s account (provided that the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.
(f)The Securities shall be in such denominations and registered in such names as the Agent or the Forward Seller, as applicable, may request in writing at least one (1) full business day before the Settlement Date. The Company or the Forward Purchaser, as the case may be, shall deliver the Securities, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Agent or the Forward Seller, as applicable, shall otherwise instruct.
(g)Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate gross sales price of the Securities sold pursuant to this Agreement would exceed the lesser of (i) together with (A) all sales of Issuance Securities under this Agreement and each of the Alternative Equity Distribution Agreements and (B) all Forward Hedge Securities and Warrant Hedge Securities sold under this Agreement and each of the Alternative Equity Distribution Agreements, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement and (iii) the amount authorized from time to time to be issued or sold under this Agreement by the Company and notified to the Agent, the Forward Seller and the Forward Purchaser in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agent or the Forward Seller, as applicable, in writing. Further, under no circumstances shall the aggregate gross sales price of Securities sold pursuant to this Agreement and the Alternative Equity Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions and the Alternative Equity Distribution Agreements, exceed the Maximum Amount.
(h)The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Agent or the Forward Seller, as the case may be, or the respective Alternative Agent on any single given day, but in no event more than one, and the Company shall in no event request that the Agent or the Forward Seller, as the case may be, and one or more of the Alternative Agents sell Securities on the same day; provided, however, that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security, or (B) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (iii) such limitation shall not apply if, prior to any such request to sell Securities, all Securities the Company has previously requested the Agent, the Forward Seller or any Alternative Agents to sell have been sold. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of [•], [•], [•], [•], [•], [•] or [•] is acting for the Company in a capacity other than as Agent, Forward Seller or Warrant Hedge Seller, as applicable, under this Agreement or any Alternative Equity Distribution Agreement.
(i)If the Company, the Agent or the Forward Seller, as applicable, believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Securities, it shall promptly notify the other parties and sales of Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(j)Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, any Securities and, by notice to the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Securities, and the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) shall not be obligated to offer or sell any Securities, (i) during the fourteen (14) calendar days prior to the first date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in Section 5(k) below, at any time from and including the Announcement Date through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward), for purposes of (i) and (ii) above, such period shall be deemed to end 24 hours after the relevant Filing Time.
(k)If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent or the Forward Seller and the Forward Purchaser, as the case may be, and obtain the consent of the Agent or the Forward Seller and the Forward Purchaser, as the case may be, to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent or the Forward Seller and the Forward Purchaser, as the case may be, with the officers’ certificate, opinions and letters of counsel and accountants’ letter called for by Sections (6)(j), (k) and (l) hereof; respectively, (iii) afford the Agent or the Forward Seller and the Forward Purchaser, as the case may be, the opportunity to conduct a due diligence review in accordance with Section 6(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii)

of Section 5(j) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 5(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof and (B) this Section 5(k) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 5(j), which shall have independent application.
(l)Any obligation of the Agent, the Forward Seller and the Forward Purchaser hereunder with respect to a Placement shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 9 of this Agreement.
Section 6.Covenants. Each of the Company and the Operating Partnership jointly and severally agrees with the Agent, the Forward Seller and the Forward Purchaser:
(a)During any Selling Period or period when the delivery of a prospectus is required in connection with the offering or sale of Securities (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the applicable Settlement Date which shall be disapproved by the Agent, the Forward Seller or the Forward Purchaser promptly after reasonable notice thereof and to advise the Agent, the Forward Seller and the Forward Purchaser, promptly after receiving notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof, (ii) to file promptly all other material required to be filed by the Company or the Operating Partnership with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Operating Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agent, the Forward Seller and the Forward Purchaser, promptly after they receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Securities or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Securities by the Agent, the Forward Seller and the Forward Purchaser, as the case may be, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).
(b)Promptly from time to time to take such action as the Agent, the Forward Seller and the Forward Purchaser, as the case may be, may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Agent, the Forward Seller and the Forward Purchaser may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Securities, provided that in connection therewith neither the Company nor the Operating Partnership shall be required to qualify as a foreign corporation or foreign partnership or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent, the Forward Seller and the Forward Purchaser of the receipt by the Company or the Operating Partnership of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(c)During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Securities, the Company will make available to the Agent, the Forward Seller and the Forward Purchaser, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent, the Forward Seller and the Forward Purchaser may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Securities, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent, the Forward Seller and the Forward Purchaser and to file such document and to prepare and furnish without charge to the Agent, the Forward Seller and the Forward Purchaser as many written and electronic copies as the Agent, the Forward Seller and the Forward Purchaser may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.
(d)To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
(e)To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.
(f)To use the Net Proceeds from the sale of the Securities in the manner specified in the Registration Statement and the Prospectus.
(g)In connection with the offering and sale of the Securities, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will maintain such listing.
(h)To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.
(i)In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Securities under this Agreement or any Alternative Equity Distribution Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the aggregate number of Securities sold under this Agreement, and any Alternative Equity Distribution Agreement, the Net Proceeds to the Company and the compensation payable by the Company with respect to such sales.
(j)Upon commencement of the offering of Securities under this Agreement and each time Securities are delivered to the Agent as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Securities, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 6(i), (3) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8 K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 5(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and promptly after each reasonable request by the Agent (each date of any such request by the Agent, a “Request Date”) (each of the date of the commencement of the offering of Securities under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser (with a copy to their counsel) a certificate dated the date of delivery thereof to the Agent, the Forward Seller and the Forward Purchaser (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser and their counsel, to the effect that the statements contained in the certificate referred to in Section 9(e) of this Agreement which was last furnished to the Agent, the Forward Seller and the Forward Purchaser are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 9(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be prior to the next succeeding Applicable Time. The requirement to provide a certificate under this Section 6(j) shall be waived for any Representation Date occurring at a time at which the Company has instructed that no sales of Securities may be made hereunder, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently delivers a Placement Notice hereunder following a Representation Date when the Company relied on such waiver and did not provide the Agent, the Forward Seller and the Forward Purchaser with a certificate under this Section 6(j), then before the Company delivers a Placement Notice or the Agent sells any Securities, the Company shall provide the Agent, the Forward Seller and the Forward Purchaser with a certificate referred to in Section 9(e) and a certificate under this Section 6(j).
(k)Upon commencement of the offering of Securities under this Agreement and each time the Securities are delivered to the Agent as principal on a Settlement Date, and promptly after each other Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 9(e) of this Agreement for which no waiver is applicable, the Company will furnish or cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser (with a copy to their counsel) the written opinion of Jeffrey D. Miller, Esq., general counsel of the Company, the written opinion and 10b-5 letter of Paul Hastings LLP, counsel to the Company and the Operating Partnership, the written opinion of Paul Hastings LLP, tax counsel to the Company and the Operating Partnership, and the written opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., North Carolina counsel to the Operating Partnership, or, in each case, such other counsel to the Company and the Operating Partnership reasonably acceptable to the Agent, the Forward Seller and the Forward Purchaser, dated the date that such opinions and letters are required to be delivered, in the forms set forth in Exhibit A, Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit C, respectively, hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinions or letter or, in lieu of any such opinion or letter, the counsel last furnishing such opinion or letter to the Agent, the Forward Seller and the Forward Purchaser shall furnish the Agent, the Forward Seller and the Forward Purchaser (with a copy to their counsel) with a letter substantially to the effect that the Agent, the Forward Seller and the Forward Purchaser may rely on such counsel’s last opinion or 10b-5 letter, as applicable, to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.
(l)Upon commencement of the offering of Securities under this Agreement, and at the time Securities are delivered to the Agent as principal on a Settlement Date, and promptly after each other Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 9(e) of this Agreement for which no waiver is applicable, the Company will cause Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, to furnish to the Agent, the Forward Seller and the Forward Purchaser a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 9(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.
(m)The Company consents to the Agent, the Forward Seller and the Forward Purchaser trading in the Common Stock for its own account and for the account of its clients at the same time as sales of Securities occur pursuant to this Agreement.
(n)If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities.
(o)The Company and the Operating Partnership will cooperate timely with any reasonable due diligence review conducted by the Agent, the Forward Seller and the Forward Purchaser or their counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent, the Forward Seller and the Forward Purchaser may reasonably request.
(p)The Company will not, for any period during which the Company has instructed the Agent, the Forward Seller or the Forward Purchaser to sell Securities pursuant to Section 5 until the issuance of such Securities, without (i) giving the Agent, the Forward Seller and the Forward Purchaser at least three (3)

business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent, the Forward Seller or the Forward Purchaser’s suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent, the Forward Seller and the Forward Purchaser in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (v) the issuance of up to one million units of limited partnership interest in the Operating Partnership issued in connection with the acquisition of property or assets, (w) the issuance of Common Stock upon redemption of units of limited partnership interest in the Operating Partnership or upon the exercise of any option or warrant or the conversion or exchange of a convertible or exchangeable security previously outstanding, including, without limitation, the issuance of shares of Common Stock in exchange for equity interests in a subsidiary or joint venture entity pursuant to a pre-existing right to effectuate such exchange, (x) the Securities to be offered and sold pursuant to this Agreement or the Alternative Equity Distribution Agreements, as applicable, (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) the issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of, Securities under this Agreement, any Alternative Equity Distribution Agreement, the Master Forward Confirmation or the Master Warrant Confirmation shall be effected by or through only one of the Agent or the Forward Seller, as the case may be, or the respective Alternative Agents on any single given day, but in no event more than one, and the Company shall in no event request that the Agent or the Forward Seller, as the case may be, and one or more of the Alternative Agents sell Securities on the same day.
(q)If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement,this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agent, the Forward Seller and the Forward Purchaser under the 1933 Act or the 1934 Act in connection with the sale of the Securities, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Agent, the Forward Seller and the Forward Purchaser. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Agent, the Forward Seller and the Forward Purchaser, and will use its best efforts to cause such registration statement to be declared effective within sixty (60) days after the Renewal Deadline. The Company will take all other reasonable actions necessary or appropriate to permit the issuance and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

Section 7.Free Writing Prospectus.
(a)The Company represents and agrees that without the prior consent of the Agent, the Forward Seller and the Forward Purchaser, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act.
(b)Each of the Agent, the Forward Seller and the Forward Purchaser represent and agree that, without the prior consent of the Company they have not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission.
(c)The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.
Section 8.Payment of Expenses.
(a)The Company covenants and agrees with the Agent, the Forward Seller and the Forward Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the counsel, accountants and other advisors to the Company and the Operating Partnership in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent, the Forward Seller and the Forward Purchaser; (ii) the cost of printing or producing this Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(b) hereof; (iv) any filing fees incident to any required review by FINRA of the terms of the sale of the Securities; (v) all fees and expenses in connection with listing the Securities on the NYSE; (vi) all expenses in connection with the preparation, issuance and delivery of the Securities to the Agent, the Forward Seller and the Forward Purchaser, including any stock, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Agent, the Forward Seller and the Forward Purchaser; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 8(a) and Section 10 hereof, each of the Agent, the Forward Seller and the Forward Purchaser will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.
(b)If Securities having an aggregate gross sales price of $10,000,000 have not been offered and sold under this Agreement and/or the Alternative Equity Distribution Agreements within eighteen (18) months after the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel to the Agent, the Forward Seller and the Forward Purchaser, who shall be the same counsel used by the Alternative Agents, incurred by them in connection with the offering contemplated by this Agreement and the Alternative Equity Distribution Agreements and ongoing services in connection with the transactions contemplated thereunder; provided that such reimbursement shall not exceed an aggregate under this Agreement and the Alternative Agreements of $200,000.
Section 9.Conditions of the Obligations of the Agent, the Forward Seller and the Forward Purchaser. The obligations each of the Agent, the Forward Seller and the Forward Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the

Operating Partnership herein and in certificates of any officer of the Company or the Operating Partnership delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company and the Operating Partnership shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 6(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.
(b)On every date specified in Section 6(k) hereof (including, without limitation, on every Request Date), Baker Botts L.L.P., counsel for the Agent, the Forward Seller and the Forward Purchaser, shall have furnished to the Agent, the Forward Seller and the Forward Purchaser such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
(c)On every date specified in Section 6(k) hereof (including, without limitation, on every Request Date), each of Jeffrey D. Miller, Esq., general counsel of the Company, Paul Hastings LLP, counsel to the Company and the Operating Partnership, Paul Hastings LLP, tax counsel to the Company and the Operating Partnership and Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., North Carolina counsel to the Operating Partnership, shall each have furnished to the Agent, the Forward Seller and the Forward Purchaser a written opinion or 10b-5 letter, as applicable, dated as of such date, in the forms set forth in Exhibit A, Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit C, respectively, hereto.
(d)At the dates specified in Section 6(l) hereof (including, without limitation, on every Request Date), the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus shall have furnished to the Agent, the Forward Seller and the Forward Purchaser a letter dated as of the date of delivery thereof and addressed to the Agent, the Forward Seller and the Forward Purchaser in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus.
(e)(i) Upon commencement of the offering of Securities under this Agreement and on such other dates as reasonably requested by the Agent, the Forward Seller or the Forward Purchaser, the Company will furnish or cause to be furnished promptly to the Agent, the Forward Seller and the Forward Purchaser a certificate of an officer in a form satisfactory to the Agent, the Forward Seller and the Forward Purchaser stating the minimum gross sales price per share for the sale of such Securities pursuant to this Agreement and the maximum number of Securities that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and the number of Securities that have been approved for listing on the NYSE or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 6(j) (including, without limitation, on every Request Date), the Agent, the

Forward Seller and the Forward Purchaser shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company and the Operating Partnership have complied with all of the agreements entered into in connection with the transactions contemplated herein and satisfied all conditions on their part to be performed or satisfied.
(f)Since the date of the latest audited financial statements then included or incorporated by reference in the Registration Statement and the Prospectus, no Material Adverse Effect shall have occurred.
(g)The Company shall have complied with the provisions of Section 6(c) hereof with respect to the timely furnishing of prospectuses.
(h)On such dates as reasonably requested by the Agent, the Forward Seller and the Forward Purchaser, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser.
(i)All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
(j)The Securities shall have received approval for listing on the NYSE prior to the first Settlement Date.
(k)Counsel for the Agent, the Forward Seller and the Forward Purchaser shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, the Forward Seller and the Forward Purchaser and counsel for the Agent, the Forward Seller and the Forward Purchaser.
(l)In respect of any Placement Notice delivered in respect of any Forward, the Master Forward Confirmation shall be in full force and effect.
Section 10.Indemnification.
(a)The Company and the Operating Partnership, jointly and severally, will indemnify and hold harmless each of the Agent, the Forward Seller and the Forward Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Agent, the Forward Seller and the Forward Purchaser may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent, the Forward Seller and the Forward Purchaser for any legal or other expenses reasonably incurred by the Agent, the Forward Seller and the Forward Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Counterparty Information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser expressly for use therein.
(b)Each of the Agent, the Forward Seller and the Forward Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Operating Partnership against any losses, claims, damages or liabilities to which the Company and the Operating Partnership may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Counterparty Information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser expressly for use therein; and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company and the Operating Partnership in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)If the indemnification provided for in this Section 10 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Agent, the Forward Seller or the Forward Purchaser on the other from the offering of the Securities pursuant to this Agreement to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the Agent, the Forward Seller or the Forward Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller or the Forward Purchaser, on the other, shall be deemed to be in the same respective proportion as (i) in the case of the Company and the Operating Partnership, (A) the total net proceeds from the offering of the Issuance Securities for each Issuance under this Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the Aggregate Sales Price of the Issuance Securities or (B) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (ii) in the case of the Agent, the total commissions received by the Agent bear to the aggregate gross sales price of the Issuance Securities, (iii) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (iv) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement, bear to the Gross Forward Amount. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent, the Forward Seller or the Forward Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent, the Forward Seller and the Forward Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agent, the Forward Seller and the Forward Purchaser with respect to the offering of the Securities exceeds the amount of any damages which the Agent, the Forward Seller and the Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)The obligations of the Company and the Operating Partnership under this Section 10 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of the Agent, the Forward Seller and the Forward Purchaser and to each person, if any, who controls the Agent, the Forward Seller and the Forward Purchaser within the meaning of the 1933 Act and each broker dealer affiliate of the Agent, the Forward Seller and the Forward Purchaser; and the obligations of the Agent, the Forward Seller and the Forward Purchaser under this Section 10 shall be in addition to any liability which the Agent, the Forward Seller and the Forward Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Operating Partnership within the meaning of the 1933 Act.
Section 11.Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership and the Agent, the Forward Seller and the Forward Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent, the Forward Seller and the Forward Purchaser or any controlling person of the Agent, the Forward Seller and the Forward Purchaser, or the Company, or the Operating Partnership or any officer or director or controlling person of the Company or the Operating Partnership, and shall survive delivery of and payment for the Securities and the settlement of any Forward Contract or any termination of this Agreement or the Master Forward Confirmation and any Supplemental Confirmation executed in connection with the Master Forward Confirmation.
Section 12.No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) each of the Agent, the Forward Seller and the Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent, the Forward Seller and the Forward Purchaser have not assumed an advisory or fiduciary responsibility in favor of the Company and the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent, the Forward Seller and the Forward Purchaser has advised or is currently advising the Company or the Operating Partnership on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement and (iii) the Company and the Operating Partnership have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Operating Partnership agree that they will not claim that the Agent, the Forward Seller and the Forward Purchaser has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.
Section 13.Termination.
(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent, the Forward Seller and the Forward Purchaser for the Company, the obligations of the Company and the Operating Partnership, including in respect of compensation of the Agent, the Forward Seller and the Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 8(b), Section 10 and Section 11 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)Each of the Agent, the Forward Seller and the Forward Purchaser, as applicable, shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 8(b), Section 10 and Section 11 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Securities through the Agent, the Forward Seller or the Alternative Agents on the terms and subject to the conditions set forth herein or in any Alternative Distribution Agreement, as applicable, with an aggregate gross sale price equal to the Maximum Amount.
(d)This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 13(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (d) shall in all cases be deemed to provide that Section 1, Section 8(b), Section 10 and Section 11 of this Agreement shall remain in full force and effect notwithstanding such termination.
(e)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent, the Forward Seller, the Forward Purchaser, the Warrant Hedge Seller

and the Warrant Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, such sale shall settle in accordance with the provisions of Section 5 hereof. Notwithstanding anything to the contrary contained herein, the obligation to enter into any Forward Contract pursuant to Section 3(c) hereof or Warrant Contract pursuant to the Separate Equity Distribution Agreement by and among the Company, the Operating Partnership and [•] as a result of sales of Forward Hedge Securities or Warrant Hedge Securities occurring prior to such termination shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party's obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Securities or Warrant Hedge Securities, the obligation to enter into the resulting Forward Contract or Warrant Contract).
(f)In the case of any purchase of Issuance Shares by the Agent in a Principal Transaction pursuant to a separate agreement or an amendment to this Agreement providing for such Principal Transaction, the Agent may terminate such Principal Transaction at any time at or prior to the settlement thereof (i) if there has been, since the time of execution of the Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of Securities, or (iii) if trading in any securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, NYSE American, LLC or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
Section 14.Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent or the Forward Seller shall be delivered or sent by mail, telex or facsimile transmission to:
[•]
[•]
[•]
[•]
with copy to (which shall not constitute notice):
Baker Botts L.L.P.
700 K Street NW
Washington, DC 20001
Fax. No.: (202) 585-1088
Attention: Catherine S. Gallagher, Esq.
and if to the Forward Purchaser to:
[•]
[•]
[•]

[•]
with copy to (which shall not constitute notice):
Baker Botts L.L.P.
700 K Street NW
Washington, DC 20001
Fax. No.: (202) 585-1088
Attention: Catherine S. Gallagher, Esq.
and if to the Company or the Operating Partnership to:
Highwoods Properties, Inc.
150 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
Fax. No.: (919) 876-6929
Attention: Jeffrey D. Miller, Esq.
with copy to (which shall not constitute notice):
Paul Hastings LLP
71 South Wacker Drive, Suite 4500
Chicago, Illinois 60606
Fax. No. (312) 499-6118
Attention: Kerry E. Johnson, Esq.
Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
Section 15.Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent, the Forward Seller and the Forward Purchaser and the Company and the Operating Partnership and, to the extent provided in Sections 10 and 11 hereof, the officers and directors of the Company and the Agent, the Forward Seller and the Forward Purchaser and each person who controls the Company and the Operating Partnership or the Agent, the Forward Seller and the Forward Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Securities through the Agent or Forward Seller shall be deemed a successor or assign by reason merely of such purchase.
Section 16.Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
Section 17.Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties consent to the jurisdiction of such courts and personal service with respect thereto. The parties waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction the parties are or may be subject, by suit upon such judgment.
Section 18.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 19.Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement and/or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, provided that nothing herein shall require any party hereto to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
Section 20.Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
Section 21.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent, the Forward Seller or the Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of the Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent, the Forward Seller or the Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)For the purposes of this Section 21, capitalized terms shall have the definitions set forth below:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Forward Seller and the Forward Purchaser and the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

Highwoods Properties, Inc.
By:
Name:	Brendan C. Maiorana
Title:	Executive Vice President and Chief Financial Officer

Highwoods Realty Limited Partnership
By:	Highwoods Properties, Inc., its sole general partner
By:
Name:	Brendan C. Maiorana
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

Accepted as of the date hereof:

[•] , as Agent and Forward Seller

By:

Name:

Title:

[•], as Forward Purchaser

By:

Name:

Title:

[Signature Page to Equity Distribution Agreement]

Exhibit A

Form of Opinion of Jeffrey D. Miller, Esq.
General Counsel of the Company

A-1-1

EXHIBIT B-1
Form of Corporate Opinion of Paul Hastings LLP,
Counsel for the Company and the Operating Partnership

B-1-1

EXHIBIT B-2

Form of 10b-5 Statement of Paul Hastings LLP,
Counsel for the Company and the Operating Partnership
B-2-1

EXHIBIT B-3

Form of Tax Opinion of Paul Hastings LLP,
Tax Counsel for the Company and the Operating Partnership

    B-3-1

EXHIBIT C

Form of Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.,
North Carolina Counsel for the Operating Partnership

    C-1

Annex I
Highwoods Properties, Inc.
Common Stock
($0.01 par value)
FORM OF PLACEMENT NOTICE
[______], [____]

[_]
[_]
[_]
[_]

Ladies and Gentlemen:
Reference is made to the Equity Distribution Agreement among Highwoods Properties, Inc., a Maryland corporation (the “Company”), Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), [•] (the “Forward Purchaser”) and [•] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Securities thereunder, “Agent[,]” [and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities thereunder, the “Forward Seller”]), dated as of February 11, 2026 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”]([1]) [a “Forward”]([2]). The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.
[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.]([3])
The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the Master Forward Confirmation]([4]) is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Number of Days in [Issuance]([5]) [Forward Hedge]([6]) Selling Period:([7])
First Date of [Issuance]([8]) [Forward Hedge]([9]) Selling Period:
Maximum Number of Securities to be Sold:
[Issuance]([1]) [Forward Hedge]([2]) Amount: $
[Forward Hedge Selling Commission Rate:] %

Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$
    Annex I-1

Spread:
Initial Stock Loan Rate: basis points
Maximum Stock Loan Rate: basis points
Regular Dividend Amounts:

For any calendar month ending on or prior to [December 31, 20[ ]]:	$ [ ]
For any calendar month ending after [December 31, 20[ ]]:	$ [ ] ]([3])
[Term: [Days][Months]]([4]):
Floor Price (Adjustable by Company during the [Issuance]([5]) [Forward Hedge]([6]) Selling Period, and in no event less than $[1.00] per share): $ per share
[There shall be no limitation on the number of Securities that may be sold on any one (1) day, subject to the maximum number of Securities to be sold above.][No more than [ ] Securities may be sold on any one (1) day.][other sales parameters]

Very truly yours,

HIGHWOODS PROPERTIES, INC.

By:

Name:

Title:

Accepted as of the date hereof:

[_], as Agent and Forward Seller

By:

Name:

Title:

[_], as Forward Purchaser

By:

Name:

Title:

    Annex I-2